UPON RECORDING RETURN. TO:

Alston & Bird LLP

One Atlantic Center " ;.3;

1201 West Peachtree Str4et

Atlanta, Georgia 30309.3424:'
Attention: Joshua L;. Profitf, Esq.

LIMITED WARRANTY DEED

STATE OF GEORGIA

COUNTY OF GREENE

THIS INDENTURE, made as of S

dV

1

,

2008 between PACER

HEALTH MANAGEMENT CORPORATION OF GEORGIA, a Georgia corporation (herein called "Grantor"), and SAINT JOSEPH'S AT EAST GEORGIA, INC., a Georgia non-profit corporation (herein called "Grantee"), whose mailing address is 5665 Peachtree-Dunwoody Road, NE, Atlanta, Georgia 30342.

WITNESSETH: That Grantor, for and in consideration of the surn of Ten Dollars ($10.00) and other good and valuable consideration, in hand paid at and before the sealing and delivery of these presents, the receipt and sufficiency of which are hereby acknowledged, has granted, bargained, sold, aliened, conveyed and confirmed and by these presents does grant, bargain, sell, alien, convey and confirm unto Grantee all that tract or parcel of land described on Exhibit A, attached hereto and made a part hereof

TO HAVE AND TO HOLD the said bargained premises, together with all and singular the rights, members and appurtenances thereof, to the same being, belonging or in

LEGA.L02/30707813v21s 1

Qccd

Minns Boswell

any wise appertaining, to the only proper use, benefit and behoof of Grantee, forever, IN FEE SIMPLE.

This Deed and the warranty of title contained herein are made expressly subject to the items set forth on Exhibit B attached hereto and made a part hereof.

Grantor will warrant and forever defend the right and title to the above described propertyunto Grantee against the lawful claims of all persons owning, holding or claiming by, through or under Grantor, but not otherwise.

Grantee, by its acceptance hereof, does hereby assume and agree to pay all ad valorem taxes pertaining to the Real Property for the calendar year 2008 and subsequent years, there having been a proper proration of same between Grantor and Grantee.

(The words."Grantor"and "Grantee" include all genders, plural and singular, and their respective heirs, successors and assigns where the context requires or permits.)

LEGAL02/30707813v?/sI

Deed

Minnie Boswcll

IN WITNESS WHEREOF, Grantor has signed and sealed this deed, the day and year first above written.

GRANTOR:

Signed, sealed and delivered in the

presenpg of.,

/ I /

Notary Public

0

PACER HEALTH MANAGEMENT

a eorgia

corporation

By:

&I/IN�

Name: hn Chi

Title: Chief Executive Officer

(NOTARY SEAL)

My Commission Expires:

LEGAL02/30707813v2/sl

Deed

Minnie Boswell

Exhibit A

All that certain tract or parcel of land lying and being in the 163`d GMD, Greene County, Georgia, containing 15.00 acres, more or less, as is more particularly shown on that certain Plat of Survey for Pacer Health Management Corporation of Georgia, Inc. dba Minnie G. Boswell Memorial Hospital by John A. McGill, Georgia RLS No. 1753, dated March 14, 2006 and recorded in Plat Cabinet 1, Slide 597, Page 1, in the Office of the Clerk of Superior Court of Greene County, Georgia.

This is a portion of that tract conveyed from Ann Dolvin Rozier to Carol W. Hatfield by

Warranty Deed dated November 29, 1993 and recorded in Deed Book 266, Page 213, Greene County, Georgia Records.

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LEGAL02/3 0707 8 3 3v2/sI

Dccd

Minnie Boswell

Exhibit B

Permitted Exceptions

1.

Easements, or claims of easements, not shown by public records.

2.

Taxes and special assessments for the year 2008 and subsequent years not yet due and payable.

3.

Rayle Electric Membership overhead power line as shown on plat recorded at Plat

Cabinet 1, Slide 597, Page 1, Greene County, Georgia records.

4.

Application for Conservation Use Assessment of Agricultural Property in favor of

Carol W. Hatfield, dated July 24, 2003, filed for record August 28, 2003, and recorded in Deed Book 721, Page 309, aforesaid records.

5.

Right of Way Permit from J.E. Baynes, et. al, to American Telephone and

Telegraph Company of Georgia, dated October 16, 1929, file for record October 21, 1929, and recorded in Deed Book 25, Page 329, aforesaid records.

6.

Right of Way Easement from Ann D. Rozier to Georgia Power Company, dated

May 25, 1939, filed for record June 9, 1941, and recorded in Deed Book 30, Page

298, aforesaid records.

7.

Any Implied Easements for Maintenance as contained in Right of Way Deed from

Carol W. Hatfield to Georgia Department of Transportation, dated March 22,

2005, filed for record March 25, 2005, and recorded in Deed Book 786, Page 379,

aforesaid records.

8.

Matters as shown on that certain ALTA/ACSM Land Title Survey prepared by R.

Dale Rambo of Landmark Design Associates, dated February 11, 2008, last revised February 27, 2008 in Project No, 08006 (the "Survey") as follows:

a. Existing right-of-way fence located along the Northern boundary line of the property.

9.

Right to Repurchase by Carol Hatfield as set out in Limited Warranty Deed at

Deed Book 842, Pages 288-290, and as modified at Deed Book 907, Pages 645-

648, Greene County, Georgia records.

UPON RECORDING RETURN TO:

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309-3424

Attention: Joshua L. Proffitt, Esq.

QUIT CLAIM DEED

THIS INDENTURE, made this :m • - day of March, 2008 by PACER HEALTH

MANAGEMENT CORPORATION OF GEORGIA, a Georgia corporation

("Grantor") and SAINT JOSEPH'S AT EAST GEORGIA, INC., a Georgia non-profit corporation ("Grantee").

WITNESSETH:

That said Grantor for and in consideration of the sum of Ten ($10,00) Dollars and other valuable consideration, cash in hand paid, the receipt of which is hereby acknowledged, has bargained, sold and does by these presents, bargain, sell, remise, release, convey and forever quit-claim to the said Grantee, Grantee's heirs and assigns, all the right, title, interest, claim or demand which the said Grantor has or may have had in and to the land, situated, lying and being in Cobb County, Georgia and being described on Exhibit A attached hereto and made a part hereof.

Together with all rights, members and appurtenances to the said described premises in anywise appertaining or belonging.

TO HAVE AND TO HOLD the said described premises unto the said Grantee, Grantee's heirs and assigns, so that neither the said Grantor nor its successors, nor any other person claiming under it shall at any time, claim or demand any right, title or interest to the aforesaid described premises or its appurtenances.

LEGAL02130457I I4v1

IN WITNESS WHEREOF, the said Grantor has hereunto set its hand and affixed its seal the day and year first above written.

Signed, sealed and delivered

GRANTOR:

in the presence of:

PACER HEALTH MANAGEMENT

0

CORPORATION OF GEORGIA, a Georgia

corporation

y

R)47�

ame: Rainier

Notary Public

Title: Secretary

My Commission Expires:

(NOTARY SEAL)

EXHIBIT A

LEGAL DESCRIPTION

All that tract or parcel of land lying and being in 163rd G.M.D., Greene County, Georgia, and being more particularly described as follows:

Beginning at the intersection of the easterly right-of--way line of State Route #44 with the northerly right-of-way line of Meadowcrest Road (60' RNV); thence South 84 degrees 18 minutes 552 seconds East, a distance of 2566.34 feet to a 1/2" rebar found on said Meadowcrest Road right-of-way, being the TRUE POINT OF BEGINNING; thence departing said Meadowcrest Road right-of-way, North 07 degrees 11 minutes 26 seconds West, a distance of 719.45 feet to a 112" rebar on the southerly right-of-way line of Interstate 20; thence along said Interstate 20 right-of-way, North 85 degrees 07 minutes 50 seconds East, a distance of 113.20 feet to a concrete monument found; thence South 88 degrees 49 minutes 07 seconds East, a distance of 324.25 feet to a concrete monument found; thence South 88 degrees 49 minutes 32 seconds East, a distance of 325.75 feet to a concrete monument found; thence North 88 degrees 53 minutes 09 seconds East, a distance of 78.88 feet to a 1/2" rebar; thence departing said Interstate 20 right-of-way, South 07 degrees 11 minutes 26 seconds East, a distance of 839.72 feet to a 112" rebar on said Meadowcrest Road right-of-way; thence along said Meadowcrest Road right-of-way North 81 degrees 53 minutes 18 seconds West, a distance of 819.61 feet to a point; thence 45.55 feet along the are of a curve to the left having a radius of 1,939.86 feet and a chord distance and bearing of 45.55 feet and North 82 degrees 33 minutes 53 seconds West to the TRUE POINT OF BEGINNING. Containing 15.004 acres, more or less.

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